                                                                     EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                               SYNPLICITY, INC.

     Bernard Aronson and Alisa Yaffa hereby certify that:

     1. They are the duly elected President and Secretary, respectively, of Synplicity, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation, as amended to the date of the filing of these Restated Articles of Incorporation, and with the omissions required by Section 910 of the Corporations Code, are hereby amended and restated to read as follows:

     First: The name of this corporation is: Synplicity, Inc.
     -----

     Second: The purpose of this corporation is to engage in any lawful act or
     ------
activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     Third: The name and address of this corporation's agent for service of
     -----
process is: Alisa Yaffa, Secretary, Synplicity, Inc., 935 Stewart Drive, Sunnyvale, California 94086.

     Fourth: This Corporation is authorized to issue two (2) classes of
     ------
shares, designated respectively "Common Stock" and " Preferred Stock".

     A.   The number of shares of Common Stock is 110,000,000 shares.

     B. The number of shares of Preferred Stock is 5,222,806, 1,333,332 of which shares of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred"), 2,731,579 of which shares of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred"), and 1,157,895 of which shares of Preferred Stock shall be designated Series C Preferred Stock ("Series C Preferred"). The Series A Preferred, Series B Preferred and Series C Preferred are sometimes collectively referred to herein as the "Preferred."

     Upon the filing of these Restated Articles of Incorporation, each outstanding share of Common Stock of this corporation shall be combined into two-thirds of a share of Common Stock, each outstanding share of Series A Preferred Stock of this corporation shall be combined into two-thirds of a share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock of this corporation shall be combined into two-thirds of a share of Series B Preferred Stock and each outstanding share of Series C Preferred Stock of this corporation shall be combined into two-thirds of a share of Series C Preferred Stock. No fractional shares will be issued upon such stock split; any fractional shares will be rounded to the nearest whole share.
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     The Corporation shall from time to time in accordance with the laws of the
State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or the holders thereof are specified below.

     1.   Dividend Rights of Preferred Stock. No dividend (payable other than in
          ----------------------------------
Common Stock or securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of $.1125, $.342 and $.57 per share is paid on, or declared and set apart for, each share of Series A Preferred, Series B Preferred and Series C Preferred, respectively. The amount of dividend shall be prorated for a share of each series of the Preferred which is not issued and outstanding for an entire fiscal year. After the dividends to which the holders of each series of the Preferred are entitled have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be allocated among the holders of Preferred and Common Stock in proportion to the numbers of shares held by them on an as-converted basis. The dividends on the Preferred shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Preferred shall not be cumulative and no rights shall accrue to the holders of the Preferred in the event the Corporation shall fail to declare or pay dividends on the Series A Preferred, Series B Preferred or Series C Preferred in the amount of $.1125, $.342 and $.57 per share, respectively, per fiscal year, or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Preferred, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Preferred such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series A Preferred, Series B Preferred and Series C Preferred. The Corporation shall cause a notice of payment of dividend to be mailed to the holders of the Corporation's outstanding shares at their addresses shown on the records of the Corporation not less than 30 days prior to the dividend record date. The notice of payment of dividend shall set forth the dividend record date, the dividend payment date, and the amount of dividend to be paid, if any, for each share of Preferred and Common Stock, respectively, outstanding on the dividend record date.

     2.   Liquidation Preference. In the event of any liquidation, dissolution,
          ----------------------
or winding up of the Corporation ("Liquidation"), either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

          (a) In the event of a Liquidation where the aggregate value received by the holders of Common Stock and Preferred Stock is less than or equal to $25,000,000, the holders of each series of Preferred shall be entitled to receive, prior and in preference to any distribution of any

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assets or property of the Corporation to the holders of the Common Stock by reason of their ownership thereof:

               (i) on the Series A Preferred, at the option of the Corporation either, (a) a per share amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) equal to $2.25 plus an amount equal to an annual cumulative return on $2.25 of forty percent (40%), or
(b) $2.25 per share for each share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon,

               (ii) on the Series B Preferred, $4.275 per share for each share of Series B Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon, and

               (iii) on the Series C Preferred, $7.125 per share for each share of Series C Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon.

               If the assets and property thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably according to the respective liquidation preferences among the holders of the Preferred in proportion to the aggregate preferential amount due to each holder.

               After payment has been made to the holders of the Preferred of the full amount to which they shall be entitled as aforesaid, the remaining assets of the Corporation available for distribution to the shareholders shall be distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each unless the Corporation shall have elected option (i)(b) above, in which case the holders of Series A Preferred shall also be entitled to share the remaining assets with the holders of the Common Stock on an as-converted basis.

          (b) In the event of a Liquidation where the aggregate value received by the holders of Common Stock and Preferred Stock is greater than $25,000,000 but less than or equal to $75,000,000, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of any assets or property of the Corporation to the holders of the Common Stock by reason of their ownership thereof:

               (i) on the Series A Preferred, at the option of the Corporation either, (a) a per share amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) equal to $.2.25 plus an amount equal to an annual cumulative return on $.2.25 of forty percent (40%), or
(b) $.2.25 per share for each share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon,

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               (ii)  on the Series B Preferred, $4.275 per share for each share of Series B Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon, and

               (iii) on the Series C Preferred, $7.125 per share for each share of Series C Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon.

               If the assets and property thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably according to the respective liquidation preferences among the holders of the Preferred in proportion to the aggregate preferential amount due to each holder.

     After payment has been made to the holders of the Preferred of the full amount to which they shall be entitled as aforesaid, the remaining assets of the Corporation available for distribution to the shareholders shall be distributed ratably among the holders of Series B Preferred, Series C Preferred and the holders of the Common Stock based on the number of shares of Common Stock held by each (assuming conversion of all such Series B Preferred and Series C Preferred), unless the Corporation shall have elected option (i)(b) above, in which case the holders of Series A Preferred shall also be entitled to share the remaining assets with the holders of the Series B Preferred, Series C Preferred and the holders of the Common Stock on an as-converted basis.

          (c) In the event of a Liquidation where the aggregate value received by the holders of Common Stock and the holders of the Preferred is greater than $75,000,000 but less than or equal to $132,000,000, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of any assets or property of the Corporation to the holders of the Common Stock by reason of their ownership thereof:

               (i) on the Series A Preferred, at the option of the Corporation, either (a) a per share amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) equal to $.2.25 plus an amount equal to an annual cumulative return on $.2.25 of forty percent (40%), or
(b) $.2.25 per share for each share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon,

               (ii) on the Series B Preferred, $5.70 per share for each share of Series B Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon, and

               (iii) on the Series C Preferred, $7.125 per share for each share of Series C Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon.

               If the assets and property thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably according to the respective liquidation preferences among the holders of the Preferred in proportion to the aggregate preferential amount due to each holder.

               After payment has been made to the holders of the Preferred of the full amount to which they shall be entitled as aforesaid, the remaining assets of the Corporation available for distribution to the shareholders shall be distributed ratably among the holders of the Series C Preferred and Common Stock based on the number of shares of Common Stock held by each (assuming conversion of all such Series C Preferred Stock), unless the Corporation shall have elected option (i)(b) above, in which case the holders of Series A Preferred shall also be entitled to share the remaining assets with the holders of the Common Stock and Series C Preferred Stock on an as-converted basis.

          (d) In the event of a Liquidation where the aggregate value received by the holders of Common Stock and the holders of Preferred Stock is greater than $132,000,000, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of any assets or property of the Corporation to the holders of the Common stock by virtue of their ownership thereof:

               (i) on the Series A Preferred, at the option of the Corporation, either (a) a per share amount (as adjusted for any stock dividends, combinations or splits with respect to such shares) equal to $.2.25 per share plus an amount equal to an annual cumulative return on $.2.25 of forty percent (40%) or (b) $.2.25 per share for each share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared but unpaid dividends thereon,

               (ii) on the Series B Preferred, $5.70 per share for each share of Series B Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends thereon, and

               (iii) on the Series C Preferred, $9.50 per share for each share of Series C Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends thereon.

     If the assets and property thus distributed among the holders if the Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably according to the respective liquidation preferences among the holders of the Preferred in proportion to the aggregate preferential amount due to each holder.

     After payment has been made to the holders of the Preferred of the full amount to which they shall be entitled as aforesaid, the remaining assets of the Corporation available for distribution to the Shareholders shall be distributed ratably among the holders of the Common Stock based on the number of shares of Common Stock held by each, unless the Corporation shall have elected option
(i)(b) alone, in which case the holders of the Series A Preferred shall also be entitled to share the remaining assets with the holders of the Common Stock on an as-converted basis.

          (e) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity or the acquisition of another entity or entities by the Corporation by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or
(ii) a sale of all or substantially all of the assets of the Corporation, where, with respect to any such transaction in this Section 2(e) the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold less than 51% of the voting power of the surviving or acquiring entity.

          (f) Any securities to be delivered to the holders of the Preferred pursuant to Section 2(a), 2(b), 2(c) or 2(d) above shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                     (1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                     (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                     (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of each applicable series of Preferred which would be entitled to receive such securities or the same type of securities and which the Preferred represents at least a majority of the voting power of all then outstanding shares of such Preferred.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections 2(f)(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of the Preferred which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Preferred.

          (g) In the event the requirements of Section 2(e) are not complied with, the Corporation shall forthwith either:

               (i) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with, or

               (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(g) hereof.

          (h) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase at cost by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

     3.   Conversion. The holders of the Preferred have conversion rights as
          ----------
follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Preferred shall be convertible,
               ----------------
at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Value (as hereinafter defined), per share, in effect at the time of the conversion by the Conversion Price (as hereinafter defined) per share of such series.

          The Conversion Price per share of Series A Preferred shall be $1.125 and the per share Conversion Value of Series A Preferred shall be $.2.25. The Conversion Price per share of Series B Preferred shall be $4.275 and the per share Conversion Value of Series B Preferred shall be $4.275. The Conversion Price per share of Series C Preferred shall be $7.125 and the per share Conversion Value of Series C Preferred shall be $7.125. The Conversion Price of the Preferred shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock to which a share of Preferred is convertible is hereinafter referred to as the Conversion Rate of such share.

          (b)  Automatic Conversion.
               --------------------

                    (i) Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon either (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $.2.25 per share (appropriately adjusted for any stock split, combination, recapitalization or the like of the Common Stock) and an aggregate offering price to the public of more than $7,500,000, or (B) the written consent of holders of not less than 66 2/3% of the then outstanding shares of Series A Preferred. In the event of the automatic conversion of the Series A Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities.

                    (ii) Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon either (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the

Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.50 per share (appropriately adjusted for any stock split, combination, recapitalization or the like of the Common Stock) and an aggregate offering price to the public of not less than $15,000,000, or (B) the written consent of holders of not less than 51% of the then outstanding shares of Series B Preferred. In the event of the automatic conversion of the Series B Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock upon such conversion of Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such sale of securities.

                    (iii) Each share of Series C Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon either (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $7.125 per share (appropriately adjusted for any stock split, combination, recapitalization or the like of the Common Stock) and an aggregate offering price to the public of not less than $15,000,000, or (B) the written consent of holders of not less than 66% of the then outstanding shares of Series C Preferred. In the event of the automatic conversion of the Series C Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock upon such conversion of Series C Preferred shall not be deemed to have converted such Series C Preferred until immediately prior to the closing of such sale of securities.

               (c)  Mechanics of Conversion.  No fractional shares of Common
                    -----------------------
Stock shall be issued upon conversion of the Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Preferred to be converted, or in the case of automatic conversion immediately prior to the closing of the offering or on the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Price for Diluting Issues.
               ---------------------------------------------------

                    (i)    Special Definitions. For purposes of this Section 3,
                           -------------------
the following definitions shall apply.

                           (1)  "Options" shall mean rights, options or warrants
                                 -------
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           (2)  "Original Issue Date" shall mean the date on
                                 -------------------
which the first share of Series C Preferred was first issued.

                           (3)  "Convertible Securities" shall mean any
                                 ----------------------
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, but shall not include the Preferred.

                           (4)  "Additional Shares of Common Stock" shall mean
                                 ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 3(d)(iv), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                                   a)   upon conversion of any series of
Preferred;

                                   b)   to officers, directors and employees of,
and consultants to, the Corporation to be designated and approved by the Board of Directors, or shares issued in a merger or acquisition that is approved by the Board or shares or warrants issued under equipment leases or commercial debt financing transactions, (provided that any shares repurchased by the Corporation from employees, directors and consultants at cost pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation);

                                   c)   as a dividend or distribution on any
series of the Preferred or any event for which adjustment is made pursuant to
Section 3(d)(v) hereof;

                                   d)   by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), or this clause (D) or on shares of Common Stock so excluded.

                    (ii)   Separate Calculation for Each Series. The provisions
                           ------------------------------------
of this Section 3(d) shall be applied separately to each series of Preferred Stock.

                    (iii)  No Adjustment of Conversion Price. No adjustment in
                           ---------------------------------
the Conversion Price of a particular share of the Preferred shall be made in respect of the issuance of Additional

Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of the Preferred.

                    (iv)   Deemed Issue of Additional Shares of Common Stock.
                           -------------------------------------------------

                           (1)  Options and Convertible Securities. Except as
                                ----------------------------------
otherwise provided in Section 3(d)(i), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(vi) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                a)  no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such options or conversion or exchange of such Convertible Securities;

                                b)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible securities;

                                c)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the

                    Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    ii)  in the case of Options for Convertible
                    Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              d)    no readjustment pursuant to clause (B) or
(C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              e)   in the case of any Options which expire by
their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, except that such adjustment shall be made if shares of the Preferred are converted during such period.

                    (v)  Adjustment of Conversion Price upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock. In the event this Corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iv)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 3(d)(v), all shares of Common Stock, and all shares of Common Stock issuable upon exercise of outstanding Options or upon conversion of outstanding Convertible Securities or upon conversion of shares of the Preferred, and all Additional Shares of Common Stock deemed issued pursuant to
Section 3(d)(i)(4) hereof, also shall be deemed to be outstanding.

                    (vi)   Determination of Consideration. For purposes of this
                           ------------------------------
Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                          (1)  Cash and Property.  Such consideration shall:
                               -----------------

                                   a)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                   b)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                   c)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                          (2)  Options and Convertible Securities. The
                               ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iv)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                   (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for the subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                    (vii)  Adjustments for Subdivisions, Combinations or
                           ---------------------------------------------
Consideration of Common Stock. In the event the outstanding shares of Common
-----------------------------
Stock shall be subdivided (by stock split, stock dividend, or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (viii) Adjustments for Other Distributions.  In the event
                           -----------------------------------
the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 3, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 3 with respect to the rights of the holders of the Preferred.

                    (ix)   Adjustments for Reclassification, Exchange
                           ------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Preferred
------------
shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred immediately before that change and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of such Preferred, to the end that the provisions set forth herein (including provisions with respect to change in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of Common Stock or other property thereafter deliverable upon the conversion of the Preferred.

          (e)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred against impairment.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred.

          (g)  Notices of Record Date.  In the event that this Corporation
               ----------------------
shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, Stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its Stock any additional shares of Stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Preferred:

                          (1)  at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                          (2)  in the case of the matters referred to in (iii)
and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred at the address for each such holder as shown on the books of this Corporation.

     4.   Voting Rights.  Except as otherwise required by law or by Section 5
          -------------
hereof, the holder of each share of Common Stock issued and outstanding shall have one vote per share and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Series A Preferred voting as a class shall be entitled to elect one (1) Director who is not associated with a competitor of the Corporation. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

     5.   Covenants.
          ---------

          (a) In addition to any other rights provided by law, so long as any shares of the Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred voting together as a single class:

                  (i) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any series of the Preferred;

                    increase or decrease the authorized number of shares of Preferred Stock;

                    authorize or issue shares of any class or series of stock or convertible securities having parity with or any preference or priority superior to any such preference or priority of the Preferred;

                    effect a merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Corporation are sold;

                    reclassify any shares of Common Stock or any other shares of this Corporation other than the Preferred into shares having parity or any preference or priority as to dividends, redemption, liquidation, conversion, voting, assets or otherwise superior to or on a parity with any such preference or priority of the Preferred;

                  (ii) pay or declare any dividends on any Common Stock (except dividends payable solely in shares of Common Stock) while any series of the Preferred remains outstanding, or effect a reclassification or recapitalization of the outstanding capital stock of the Corporation; or

                    redeem or repurchase any shares of Preferred or Common Stock (other than pursuant to equity incentive agreements with service providers giving the Corporation the right to repurchase on termination of services at cost).

                  In no event may the above actions be taken unless the effect thereof is to treat all outstanding shares of the Preferred equally.

          (b) In addition to any other rights provided by law or pursuant to these Articles of Incorporation, as long as shares of Series B Preferred or Series C Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50% or 66% of outstanding shares of Series B Preferred or Series C Preferred, respectively, each voting as a single class, take any action that would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred or Series C Preferred, respectively.

     6.   No Reissuance of Preferred Stock.  No share or shares of the Preferred
          --------------------------------
acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue."

     Fifth:    (A)  Limitation of Directors' Liability.  The liability of the
     -----          ----------------------------------
directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               (B)  Indemnification of Corporate Agents.  This corporation is
                    -----------------------------------
authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

               (C)  Repeal or Modification.  Any repeal or modification of the
                    ----------------------
foregoing provisions of this Article Fourth by the shareholders of this corporation shall not adversely affect any right of indemnification or limitation of liability of a director or officer of this corporation relating to acts or omissions occurring prior to such repeal or modification.

     3. The foregoing Restated Articles of Incorporation have been duly approved by the Board of Directors of said corporation.

     4. The foregoing Restated Articles of Incorporation were approved by the required vote of the shareholders of said corporation in accordance with Sections 902 and 903 of the California General Corporations Code by an Action of Written Consent of Shareholders, the record date for which was June 30, 2000. The total number of outstanding shares of the corporation entitled to vote as of the record date for said action by written consent was 28,792,042 shares of Common Stock, 1,333,332 shares of Series A Preferred Stock, 2,631,579 shares of Series B Preferred Stock and 1,157,895 shares of Series C Preferred Stock. The number of shares of stock voting in favor of the foregoing Restated Articles of Incorporation equaled or exceeded the vote required. The vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of the Series A, Series B and Series C Preferred Stock, voting together as a single class.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Restated Articles of Incorporation are true and correct of our own knowledge.

     Executed at Sunnyvale, California, on July 21, 2000.


                                    /s/ Bernard Aronson
                                    ------------------------------------------
                                    Bernard Aronson

                                    /s/ Alisa Yaffa
                                    ------------------------------------------
                                    Alisa Yaffa